EXHIBIT 21
LIST OF SUBSIDIARIES

Name                                                                State of Incorporation

Xantech Pharmaceuticals, Inc.                              Tennessee

Pure-ific Corporation                                               Nevada

Provectus Biotech, Inc.                                          Tennessee

Provectus Devicetech, Inc.                                    Tennessee

Provectus Imaging, Inc.                                          Tennessee

IP Tech, Inc.                                                             Tennessee

Provectus Pharmatech, Inc.                                   Tennessee